As filed with the Securities and Exchange Commission
                              on May 31, 1995

                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, DC 20549
                         --------------------
                                FORM S-8
                         Registration Statement
                                  Under
                        The Securities Act of 1933
                                 AMERON, INC.
          (Exact Name of Registrant as Specified in its Charter)

                  Delaware                     77-0100596
       (State or Other Jurisdiction of        (I.R.S. Employer
    Incorporation or Organization)           Identification Number)

       245 South Los Robles Avenue                 91101
          Pasadena, California                  (Zip Code)
        (Address of Principal
          Executive Offices)


                1994 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
                          (Full Title of the Plan)

                             JAVIER SOLIS,  ESQ.
           Senior Vice President, Secretary and General Counsel
                                Ameron, Inc.
                      245 South Los Robles Avenue
                      Pasadena, California  91101
                (Name and address of agent for service)

                              (818) 683-4000
      (Telephone number, including area code, of agent for service)

                                -----------
                              With a copy to:

                         ANDREW E. BOGEN, ESQ.
                        Gibson, Dunn & Crutcher
                        333 South Grand Avenue
                        Los Angeles, California 90071
                             (213) 229-7000
                               ------------

=================================================================
                  CALCULATION OF REGISTRATION FEE
=================================================================
Title                      Proposed     Proposed
of                         Maximum      Maximum       Amount of
Securities    Amount       Offering     Aggregate     Registration
to be         to be        Price        Offering      Fee
registered    registered   Per Share    Price

- -----------------------------------------------------------------
Common Stock,
par value     120,000
$2.50 per     shares(1)    $35.375(2)   $4,245,000(2) $1,463.79(2)
share
- ------------------------------------------------------------------
(1) These shares of Common Stock are reserved for issuance pursuant to the 1994 Nonemployee Director Stock Option Plan of Ameron, Inc. Pursuant to Rule 416, there is also being registered such number of additional shares which may become available for purchase pursuant to the foregoing Plan in the event of certain changes in outstanding shares, including reorganizations, recapitalizations, stock splits, stock dividends and reverse stock splits.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Common Stock of Ameron, Inc. as reported on the New York Stock Exchange on May 24, 1995.

                                    2


                                    PART I

            INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

Item 1.        Plan Information.

               Not filed as part of this Registration Statement pursuant to Note to Item 1 of Form S-8.

Item 2.        Registrant Information and Employee Plan Annual
Information.
               Nothing required to be included in this Registration Statement pursuant to Item 2 of Form S-8.

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

           The following documents of the Registrant heretofore filed with the Securities and Exchange Commission (the
"Commission") are hereby incorporated in the Registration Statement by reference:

(1) The Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 1994.

(2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended February 28, 1995.

(3) The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-B, declared effective on July 14, 1986, as amended; and

(4) The description of the rights to purchase preferred stock issuable in connection with the Common Stock contained in the Registrant's Registration Statement on Form 8-A, as amended.

          All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

Item 4.   Description of Securities.

          Not applicable.
                                      Page 3

Item 5.   Interests of Named Experts and Counsel

          The validity of the issuance of the shares of Common Stock offered pursuant to the prospectus related hereto will be passed on for the Registrant by Javier Solis, Esq., Senior Vice President, Secretary and General Counsel of the Registrant.

Item 6.   Indemnification of Directors and Officers.

          Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a part or is threatened to be made a part to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including) attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person identified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that a Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent that a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter herein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

          The Certificate of Incorporation and Bylaws of the Registrant provide, in effect, that, to the fullest extent permitted by Delaware General Corporation Law, the Registrant has the power to indemnify any person who was or is a part or is threatened to be made a part to any action, suit or proceeding of the type described above by reason of the fact that he or she is a director, officer, employee or agent of the Registrant.

          The Registrant's Certificate of Incorporation relieves its directors from monetary damages to the Registrant or its stockholders for breach of such director's fiduciary duty as a director to the full extent permitted by the Delaware General Corporation Law. Under Section 102(7) of the Delaware General Corporation Law a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (1) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the Delaware General Corporation Law imposing certain requirements with respect to stock purchases, redemptions and dividends or (v) for any transaction from which the director derived an improper personal benefit.

                                        4


Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          3.1    Certificate of Incorporation of the Registrant
                 (previously filed as Exhibit 3(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 1988 and incorporated herein by reference

          3.2    Restated Bylaws of the Registrant.

          4.1    Ameron, Inc. 1994 Nonemployee Director Stock
                 Option Plan

          4.2    Form of Nonemployee Director Stock Option
                 Agreement pursuant to 1994 Nonemployee Director
                 Stock Option Plan.

          5.1    Opinion of Javier Solis, Esq.

          23.1   Consent of Arthur Andersen LLP.

          23.2   Consent of Javier Solis, Esq. (included in Exhibit
                 5.1).

          24 Power of Attorney (included on pages 7-8 of this Registration Statement)

Item 9.   Undertakings.

          (a)    The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;
                       (i)  To include any prospectus required by
                       Section 10(a)(3) of the Securities Act of
                       1933;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the Registration Statement; and

                                      5

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the
                        Registration Statement or any material
                        change to such information in the
                        Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d)of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise,the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlled precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    6


                                    SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on this 26th day of May, 1995.

                                       AMERON, INC.

                                       By:  Javier solis
                                       Senior Vice President,
                                       Secretary and General
                                       Counsel

                                      POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints Javier Solis as such persons's true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person's name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature               Title                            Date
- ---------               -----                            ----
James S. Marlen        Chairman of the Board,          May 26, 1995
                       President and Chief Executive
                       Officer (Principal Executive
                       Officer)

Gary Wagner            Senior Vice President          May 26, 1995
                       and Chief Financial Officer,
                       Treasurer (Principal Financial
                       and Principal Accounting Officer)

Donald H. Albrecht     Director                        May 17, 1995

Victor K. Atkins       Director                        May 18, 1995

Stephen W. Foss        Director                        May 24, 1995

A. Frederick Gerstell  Director                        May 21, 1995

J. Michael Hagan       Director                        May 17, 1995

John F. King           Director                        May 18, 1995

Richard J. Pearson     Director                        May 17, 1995

Lawrence R. Tollenaere Director                        May 22, 1995





                              8

                                   EXHIBIT INDEX

Exhibit
Number           Description
- -------          ------------

3.1              Certificate of Incorporation of the Registrant
                 (previously filed as Exhibit 3(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 1988 and incorporated herein by reference).

3.2              Restated Bylaws of the Registrant.

4.1              Ameron, Inc. 1994 Nonemployee Director Stock
                 Option Plan.

4.2              Form of Nonemployee Director Stock Option
                 Agreement pursuant to 1994 Nonemployee Director
                 Stock Option Plan.

5.1              Opinion of Javier Solis, Esq.

23.1             Consent of Arthur Andersen LLP

23.2             Consent of Javier Solis, Esq. (included in Exhibit
                 5.1)

24 Power of Attorney (included on pages 7-8 of this Registration Statement).


                                            9